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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-XXXXXX) and related Prospectus of The Lubrizol Corporation and to the incorporation by reference therein of our reports, as listed below, included in The Lubrizol Corporation's Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 20, 2004:

- Our report dated February 17, 2004, with respect to the consolidated financial statements of Noveon International, Inc. and

- Our report dated September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company).


                                                           /S/ ERNST & YOUNG LLP



Cleveland, Ohio
May 19, 2004